EXHIBIT 10.2	SUMMARY SHEET: 2006 SHORT-TERM INCENTIVE COMPENSATION PLAN

1.	Eligibility: mid-level and upper-level management, including executive officers, of Toreador are eligible to participate.

2.	Performance Goals:

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Oil and Gas Reserves: The oil and gas reserves of Toreador as measured using SEC criteria and reported in Toreador’s Form 10-K for the year ended December 31, 2006 shall increase by 100% during 2006 from acreage held by Toreador on January 1, 2006.

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Oil and Gas Production: Toreador’s annual oil and gas production for 2006 as reported on Form 10-K for the year ended December 31, 2006 shall equal or exceed 1,200,000 BOE from acreage held by Toreador on January 1, 2006.

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General and Administrative Expense: Toreador shall hold general and administrative expenses to a maximum of $9.0 million in 2006, subject to adjustment to accommodate additional general and administrative expenses incurred at the direction of the board of directors.

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Operating Income: Toreador’s operating income, defined as oil and gas sales less lease operating expenses, general and administrative expenses and depreciation, depletion and amortization expenses, shall be at least $15.5 million.

3.	Preliminary Funding: $1,123,790 which amount is subject to adjustment.